UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2013

USG Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

(312) 436-4000
Registrant’s telephone number, including area code

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On September 18, 2013, USG Corporation issued a press release announcing certain organizational changes including that Christopher R. Griffin, current Executive Vice President, Operations since 2010, has been elected Executive Vice President and Chief Operating Officer effective October 1, 2013.  Mr. Griffin, age 51, previously served as Senior Vice President, President, USG International, and President, CGC Inc. and has more than 28 years of experience in the building materials industry.

          Effective October 1, 2013, Mr. Griffin will receive an annual base salary of $535,000 in his position as Executive Vice President and Chief Operating Officer.  In addition, Mr. Griffin will be granted an award of 10,000 restricted stock units under the Company’s Long-Term Incentive Plan.  This award of restricted stock will vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, in each case provided that Mr. Griffin remains employed by the Company during the applicable period.

A copy of the press release is furnished with this Current Report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

                      (d) Exhibits

                      Exhibit 99.1 – USG Corporation press release dated September 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	September 18, 2013	By:	/s/ Brian J. Cook
Brian J. Cook,
Senior Vice President, Human
Resources and Communications

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	USG Corporation press release dated September 18, 2013